Exhibit 99.1

Bacterin Announces Publication in The Spine Journal Featuring OsteoSelect® DBM Putty

BELGRADE, Mont., August 12, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft materials and bioactive coatings for medical applications, announced today The Spine Journal has published positive results reported on the evaluation of OsteoSelect® DBM Putty  in a rabbit posterolateral spinal fusion model.  The study was completed by the Integrated Spine Research Department at the Hospital for Special Surgery in New York.

The study compared the efficacy of autologous bone, frequently referred to as the gold standard for achieving fusion, and Bacterin’s OsteoSelect® DBM Putty in a commonly utilized animal model used to assess spinal fusion.  The results showed equivalence between the two groups, based on biomechanical, radiographic and histological analyses, with the OsteoSelect group producing more mature fusion masses relative to autograft.  These results may support a surgeon’s selection of OsteoSelect® DBM Putty as an effective grafting material during spinal arthrodesis procedures, of which there are over 325,000 annually in the United States.

“Bacterin is pleased to announce the publication of another peer-reviewed study supporting the efficacy of our demineralized bone matrix technologies” said Gregory Juda, Chief Scientific Officer for Bacterin.  “We are excited that OsteoSelect® has shown equivalency in this preclinical model to autograft, the gold standard in bone grafting materials. We expect subsequent clinical research to further validate these findings. OsteoSelect® DBM Putty is a malleable bone grafting material comprised of demineralized bone matrix allograft combined with a polymer carrier material. The product was engineered using feedback from key opinion leaders in several orthopedic specialties, with a focus on providing solutions to the shortcomings inherent to other commercially available DBM products. The bone forming potential of every lot of OsteoSelect® is confirmed after sterilization in an animal model thus providing surgeons with a bone grafting solution that is both safe and confirmed to be biologically active.

The full article may be accessed on The Spine Journal, titled Evaluation of a new formulation of demineralized bone matrix putty in a rabbit posterolateral spinal fusion model.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

COCKRELL GROUP

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com